Exhibit 99.B(p)(54)

Sompo Japan Nipponkoa
Asset Management Co., Ltd.

U.S. Regulatory Compliance Manual

October 2019

This U.S. Regulatory Compliance Manual (the “Manual”) is the property of Sompo Japan Nipponkoa Asset Management Co., Ltd (“SNAM” or the “Company”) and to be lent to the Employees in their care and custody.

The content of this manual is confidential, and should not be revealed to third parties without the consent of the Chief Compliance Officer. The policies and procedures set forth herein supersede previous manuals, policies, and procedures.

Table of Contents

INTRODUCTION	6

CODE OF ETHICS	7

RISKS	7
POLICIES AND PROCEDURES	7
Code of Conduct, Fiduciary Standards, and Compliance with the Securities Laws	7
Reporting Violations	8
Distribution of the Code of Ethics and Acknowledgement of Receipt	8
Conflicts of Interest	9
Personal Securities Transactions	9
Personal Trading Requirements	10
Recordkeeping Requirements	13
U.S. REGULATORY COMPLIANCE MANUAL ACKNOWLEDGEMENT FORM	14
ANNUAL COMPLIANCE QUESTIONNAIRE SUPPLEMENT	15
TRADE PRE-CLEARANCE FORM	17
QUARTERLY REPORTING FORM: TRANSACTIONS	18
QUARTERLY REPORTING FORM: NEW ACCOUNTS	19
PERIODIC HOLDINGS REPORTING FORM: ACCOUNTS	20
PERIODIC HOLDINGS REPORTING FORM: REPORTABLE SECURITIES	21
EXEMPT ACCOUNTS CERTIFICATION	22

INSIDER TRADING	23

RISKS	23
POLICIES AND PROCEDURES	23
Procedures for Recipients of Material Nonpublic Information	23
Selective Disclosure	24
Relationships with Potential Insiders	24
Rumors	25
TERMS
What Information is Material?	26
What Information is Nonpublic?	27

GIFTS AND ENTERTAINMENT	28

RISKS	28
POLICIES AND PROCEDURES	28

POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS	30

RISKS	30
POLICIES AND PROCEDURES	30
Political Contributions within the U.S.	30
Charitable Donations within the U.S.	31
Public Office in the U.S.	31

COMPLAINTS	32

RISKS	32
POLICIES AND PROCEDURES	32

OUTSIDE BUSINESS ACTIVITIES	33

RISKS	33
POLICIES AND PROCEDURES	33

DUTY TO SUPERVISE	35

RISKS	35
POLICIES AND PROCEDURES	35
Supervisory Responsibilities	35
Escalating Perceived Risks	36

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM	37

RISKS	37
POLICIES AND PROCEDURES	37
The Code of Ethics and the Manual	37
Annual Compliance Reviews	37
Ongoing Monitoring and Forensic Testing	37
Training	38
The CCO	38

REVIEW OF THIRD-PARTY SERVICE PROVIDERS

RISKS
POLICIES AND PROCEDURES

PORTFOLIO MANAGEMENT AND REVIEWS

RISKS
POLICIES AND PROCEDURES

PROXY VOTING

RISKS
POLICIES AND PROCEDURES

TRADING

RISKS
POLICIES AND PROCEDURES
Trading Procedures
Trade Aggregation Procedures
Cross Trades
Principal Trades
Manipulative Trading Practices
Soft Dollars
Best Execution
BROKER-DEALER REVIEW ITEMS
BEST EXECUTION REPORT ITEMS

TRADING ERRORS

RISKS
POLICIES AND PROCEDURES
TRADE ERROR REPORTING ITEMS

PRIVACY PROTECTION AND CYBER SECURITY

RISKS
POLICIES AND PROCEDURES
Privacy Protection
Information Obtained to/from Affiliates
Incidence Response Plan (IRP) for cyber-attack

CUSTODY AND SAFEGUARDING OF CLIENT ASSETS

RISKS
POLICIES AND PROCEDURES
Inadvertent Receipt of Client Funds or Securities

VALUATION AND FEE BILLING

RISKS
POLICIES AND PROCEDURES
Fair Value Pricing
Pricing Errors
Client Billing

DISCLOSURE DOCUMENTS AND FILINGS

RISKS
POLICIES AND PROCEDURES
Financial, Legal, and Regulatory Disclosures
Advisory Agreements
Form ADV
Form 13F
Form 13H

ELECTRONIC COMMUNICATIONS

RISKS
POLICIES AND PROCEDURES
Emails, Instant Messages, and Faxes Sent to More Than One Person
Electronic Communications Surveillance
Personal Emails
Text Messaging
Third-Party Electronic Communication Forums
Electronic Security
Retaining Electronic Communications
Electronic Delivery of Required Disclosures

ADVERTISING AND MARKETING

RISKS
POLICIES AND PROCEDURES
Preparing Marketing Materials
Definition of an “Advertisement”
Hypothetical or Back-tested Performance
Documentation of Advertised Performance Figures
Substantiating Performance Targets and Other Projections
Article Reprints
Interactions with the Media
Speeches, Seminar Presentations, and Article Publications

CONTINGENCY AND DISASTER RECOVERY PLAN

RISKS
POLICIES AND PROCEDURES
Anticipated Threats
Disaster Recovery Team
Identification and Assessment
Evacuation or Sheltering-in-Place
Alternate Work Site
Protection and Recovery of Documents
Contacting Employees
Testing and Evaluation

MAINTENANCE OF BOOKS AND RECORDS

RISKS
POLICIES AND PROCEDURES

Electronic Record Retention
Records Warehousing
Personal Electronic Document Hosting Services
Document Alteration
Document Destruction
Translation of Required Books and Records
REQUIRED BOOKS AND RECORDS

DEFINITIONS

INTRODUCTION

This Manual is not a full procedures manual and does not constitute legal advice. The purpose of this Manual is to enable all Employees to be aware of the legal and regulatory framework within which SNAM and its Employees are required to operate. This Manual is only applicable for SNAM’s U.S. clients and the business activities with U.S. clients that the Company has engaged in under the requirements of the Advisers Act.

All Employees m abide by all applicable policies and procedures contained in this Manual. The Manual should accurately reflect SNAM’s business practices. Employees should speak to the CCO, or in his absence, a member of the CRMD regarding any questions about the Manual, or if the Manual should be changed or updated.

Employees must be aware of, understand and comply with all policies and procedures that are relevant to their activities and areas of responsibility.

In developing this Manual, SNAM considered the material risks associated with its operations. This risk evaluation process is ongoing, and the CCO will periodically review this Manual to ensure that SNAM’s policies and procedures adequately address all applicable risks. SNAM’s CCO is responsible for overseeing SNAM’s compliance program including this Manual. Any material amendments to this Manual will be distributed to all Employees. New policies, guidance, and amendments may be issued by SNAM’s CCO or other supervisory personnel by email or orally before being formally incorporated into the Manual. Such communications are as valid and binding as the Manual’s written guidance.

Employees will be asked to acknowledge in writing or via email that they have received, understand, and will abide by the policies and procedures contained in this Manual, upon commencement of employment, annually, and upon any material change to the Manual.

This Manual includes certain forms that Employees can use to make disclosures or seek pre-clearance.

Employees should be aware that SNAM will consider all forms to be binding, irrespective of the way in which they are submitted. Also, on a case-by-case basis the CCO may require Employees to print, manually sign, and submit paper forms.

Capitalized terms are defined at the end of the Manual.

CODE OF ETHICS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•                  Employees do not understand the fiduciary duty that they, and SNAM, owe to Clients;

•                  Employees and/or SNAM fail to identify and comply with all applicable Securities Laws(1);

•                  Employees do not report personal Securities transactions;

•                  Employees trade personal accounts ahead of Client accounts;

•                  Violations of the Securities Laws, the Code of Ethics, or the policies and procedures set forth in this Manual, are not reported to the CCO; and

•                  SNAM does not provide its Code of Ethics and any amendments to all Employees. SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Code of Conduct, Fiduciary Standards, and Compliance with the Securities Laws

At all times, SNAM and its Employees must comply with the spirit and the letter of the Securities Laws and the rules governing the capital markets, including this Code of Conduct. The CCO administers the Code of Ethics. All questions regarding the Code of Ethics should be directed to the CCO or CRMD. Employees must cooperate to the fullest extent reasonably requested by the CCO to enable (i) SNAM to comply with all applicable Securities Laws and (ii) the CCO to discharge his duties under the Manual.

All Employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. Employees must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting SNAM’s services, and engaging in other professional activities.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients. As a fiduciary, SNAM must act in its Clients’ best interests. Neither SNAM, nor any Employee should ever benefit at the expense of any Client. Notify the CCO or CRMD promptly about any practice that creates, or gives the appearance of, a material conflict of interest.

(1)  “Securities Laws” include Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, the Dodd-Frank Act of 2010, any rules adopted by the SEC under any of these Statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

The Portfolio Managers and Executives of SNAM should also comply with “Conduct Rules for Registered Portfolio Managers” and “Conduct Rules for Executive Officers”

Employees are generally expected to discuss any perceived risks, or concerns about SNAM’s business practices, with their direct supervisor. However, if an Employee is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, they should bring the matter to either the CCO’s or CRMD’s attention.

Reporting Violations

Improper actions by SNAM or its Employees could have severe negative consequences for SNAM, its Clients, and its Employees. Impropriety, or even the appearance of impropriety, could negatively impact all Employees, including people who had no involvement in the problematic activities.

Employees must promptly report any improper or suspicious activities, including any suspected violations (referred to as “Misconduct”) of the Code of Ethics, to the General Manager of CRMD or through SNAM’s Compliance Hotline. Issues can be reported to the General Manager of CRMD in person, or by telephone, email, or written letter. Reports of potential issues may be made anonymously. Any reports of potential problems will be thoroughly investigated by the General Manager of CRMD, General Manager of Personnel, General Affairs & Accounting Department and General Manager of any related departments. Any problems identified during the review will be addressed in ways that reflect SNAM’s fiduciary duty to its Clients. In addition, an Employee may at any time report any Misconduct to the SEC or any other applicable governmental agency without prior notice to SNAM.

An Employee’s identification of a material compliance issue will be viewed favorably by the Company’s senior executives. Retaliation against any Employee who reports a violation of the Code of Ethics in good faith is strictly prohibited and will be cause for corrective action. If an Employee believes that he or she has been retaliated against, he or she should notify directly to the General Manager of CRMD, General Manager of Personnel, General Affairs & Accounting Department or the “Compliance Hotline” in accordance with “(Japanese) Compliance Manual” and the “Rules regarding Whistleblower System and the Protection of whistleblowers”.

Violations of this Code of Ethics, or the other policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, reporting to the Employee’s supervisor, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. Violations may also subject an Employee to civil, regulatory or criminal sanctions.

The General Manager of CRMD will report any violations to SNAM’s Compliance Risk Management Committee.

Distribution of the Code of Ethics and Acknowledgement of Receipt

SNAM will distribute this Manual, which contains the Company’s Code of Ethics, to each Employee upon the commencement of employment, annually, and upon any change to the Code of Ethics or any material change to another portion of the Manual.

All Employees must acknowledge that they have received, read, understood, and agree to comply with SNAM’s policies and procedures described in this Manual, including this Code of Ethics. Each Employee should acknowledge this Manual by signing the attached form or by sending email with required contents to the CRMD upon commencement of employment, annually, and following any material change to the Manual. Employees are also required to fill out the Annual Compliance Questionnaire Supplement attachment on an annual basis.

Conflicts of Interest

Conflicts of interest may exist between various individuals and entities, including SNAM, Employees, and current or prospective Clients. Any failure to identify or properly address a conflict can have severe negative repercussions for SNAM, its Employees, and/or Clients. In some cases the improper handling of a conflict could result in litigation and/or disciplinary action.

SNAM’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. However, written policies and procedures cannot address every potential conflict, so Employees must use good judgment in identifying and responding appropriately to actual or apparent conflicts. Conflicts of interest that involve SNAM and/or its Employees on one hand, and Clients on the other hand, will generally be fully disclosed and/or resolved in a way that favors the interests of Clients over the interests of SNAM and its Employees. If an Employee believes that a conflict of interest has not been identified or appropriately addressed, that Employee should promptly bring the issue to the CCO’s attention.

It may sometimes be beneficial for SNAM to be able to retroactively demonstrate that it carefully considered particular conflicts of interest. The CRMD will document the Company’s assessment of, and response to, such conflicts that seems material.

Personal Securities Transactions

Employee trades should be executed in a manner consistent with our fiduciary obligations to our Clients: trades should avoid actual improprieties, as well as the appearance of impropriety.

Accounts Covered by the Policies and Procedures

SNAM’s Personal Securities Transactions policies and procedures apply to all accounts holding any Securities over which Access Persons(2) have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household, or non-clients over which Access Persons exercise investment discretion. Immediate family members include children, stepchildren, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Access Persons to exclude accounts held personally or by immediate family members other than spouse sharing the same household if the Access Person does not have any direct or indirect influence or control over the accounts, or if the Access Person can rebut the presumption of beneficial ownership over family members’ accounts.

(2) “Access Person” includes any Employee who has access to nonpublic information regarding any Client’s trading or portfolio holdings, who is involved in making securities recommendations to Clients, or who has access to nonpublic securities recommendations. All of SNAM’s directors and officers excluding independent directors who don’t have office in SNAM are presumed to be Access Persons. CCO may exclude the employees from Access Person who are blocked out from the Client’s’ trading and holdings information. CCO should keep the list of Employees who are excluded.

Access Persons should consult with the CCO before excluding any accounts held by immediate family members sharing the same household. Generally, the CCO will approve such exclusion if an employee declares that 1) he/she has no Beneficial Interest(3) of those family members’ account, 2) he/she has no influence to their investment decision, and 3) he/she does not provide 50% or more support of their lives.

Reportable Securities

SNAM requires Access Persons to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security(4), except:

•                  Direct obligations of the Government of the United States and Japanese Government Bond for Individual Investors;

•                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•                  Shares issued by money market funds;

•                  Shares or Units issued by open-end investment companies or open-end investment trusts registered in the U.S. or Japan, other than funds advised or underwritten by SNAM or an affiliate;

•                  Interests in 529 college savings plans; and

•                  Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by SNAM or an affiliate.

Exchange-traded funds, or ETFs and exchange traded notes, or ETNs, are somewhat similar to open-end registered investment companies. However, ETFs and ETNs are Reportable Securities and are subject to the reporting requirements contained in SNAM’s Personal Securities Transactions policy.

Personal Trading Requirements

Pre-clearance Procedures

Access Persons must have written clearance for all transactions involving Japanese Equities, IPOs or
Private Placements before completing the transactions. SNAM may disapprove any proposed transaction,

(3) An individual generally has a “Beneficial Interest” in all securities held directly or indirectly, as well as those owned directly or indirectly by family members sharing the same household.

(4) “Security” is defined in section 202(a)(18) of Advisers Act or section 2(a)(36) of IC Act and that means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe, any of the foregoing.

particularly if the transaction appears to pose a conflict of interest or otherwise appears improper. The Access Person’s receiving the approval is responsible for ensuring that his or her trading is completed within five business days. Access Persons must use the attached Trade Pre-clearance Form to seek preclearance. All pre-clearance requests must be submitted to the CRMD.

Reporting

SNAM must collect information regarding the personal trading activities and holdings of all Access Persons. Access Persons must submit quarterly reports regarding Securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.

Quarterly Transaction Reports

Each quarter, Access Persons must report all Reportable Securities transactions in accounts in which they have a Beneficial Interest. Access Persons must also report any accounts opened during the quarter that hold any Securities (including Securities excluded from the definition of a Reportable Security). Reports regarding Securities transactions and newly opened accounts must be submitted to the CRMD within 30 days of the end of each calendar quarter.

Employees may utilize the attached Quarterly Reporting Forms to fulfill quarterly reporting obligations. Initial and Annual Holdings Reports

Access Persons must periodically report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Annual reports other than DC Pension Plan must be current as of December 31st and submitted to the CRMD on or before February 14th of each year. Annual reports regarding DC Pension Plan must be current as of March 31st and submitted on or before May 15th.

Initial reports must be current as of a date no more than 45 days prior to the date that the person became an Access Person and submitted within 10 days of an individual becoming an Access Person.

Initial and annual holdings reports should be submitted using the attached Periodic Holdings Reporting Forms. Or alternately, Access Person may use broker-dealer’s account statements by signing with seal on them.

Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a “Reportable Security.”

If an Employee does not have any holdings and/or accounts to report other than Automatic Investment Plan or DC Pension Plan, this should be indicated on the Periodic Holdings Reporting Form, or reported by email according to CRMD’s instruction within 10 days of becoming an Access Person and by February 14th of each year.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, an Access Person is not required to submit:

•                  Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan or DC Pension Plan; or

•                  Any reports with respect to Securities held in accounts over which the Access Person had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement and/or a written certification from an unaffiliated investment adviser, and may provide Employees with the exact wording and a clear definition of “no direct or indirect influence or control” that the adviser consistently applies to all Access Persons. On a sample basis, the CCO may request reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to SNAM’s Code of Ethics, absent reliance on the reporting exception. Access Persons who claim they have no direct or indirect influence or control over an account are also required to complete the attached Exempt Accounts Certification upon commencement of their employment and on an annual basis thereafter.

Reliance on this independent or separately managed account exception is conditioned on SNAM’s receipt of the attached Exempt Accounts Certification and other satisfactory documentary evidence (e.g., copy of advisory agreement, certification from adviser, etc.) as directed by the CCO. Access Persons should consult with the CCO before excluding any accounts, especially those held by immediate family members sharing the same household.

Personal Trading and Holdings Reviews

SNAM’s Personal Securities Transactions policies and procedures are designed to mitigate any potential material conflicts of interest associated with Access Persons’ personal trading activities. Accordingly, the CRMD will closely monitor Access Persons’ investment patterns to detect the following potentially abusive behavior:

•                  Frequent and/or short-term trades in any Security, with particular attention paid to potential market-timing of mutual funds;

•                  Trading opposite of Client trades;

•                  Trading ahead of Clients; and

•                  Trading that appears to be based on Material Nonpublic Information.

The CRMD will review all reports submitted pursuant to the Personal Securities Transactions policies and procedures for potentially abusive behavior, and will compare Access Person trading with Clients’ trades as necessary. Upon review, the CRMD will document its review and include a written description of any issues noted. Any personal trading that appears abusive may result in further inquiry by the CCO and CCO may suggest sanctions up to and including dismissal to the Personnel, General Affairs & Accounting Department.

The CCO will monitor any members of the CRMD team’s personal Securities transactions for compliance with the Personal Securities Transactions policies and procedures. Disclosure of the Code of Ethics SNAM will describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics.

Recordkeeping Requirements

Each responsible department of SNAM shall maintain following records, but not limited to, copy of Code of Ethics, a record of violation of the Code of Ethics, acknowledgement of the Code of Ethics, Annual Compliance Questionnaire Supplement reports made by Access Person, list of employees and employees excluded from Access Person, reviewing or monitoring reports made by CRMD or CCO, for predetermined periods. The CCO is responsible for monitoring each responsible department’s compliance with the recordkeeping requirements.

U.S. Regulatory Compliance Manual Acknowledgement Form

I certify that I have received, read, understood, abided by, and will continue to abide by SNAM’s U.S. Regulatory Compliance Manual, which includes SNAM’s Code of Ethics. I understand that any questions about SNAM’s Manual (including the Code of Ethics) should be directed to either the CCO or a member of the CRMD.

Print Name:

Signature (seal):
Date:

Note: All employees must also complete and submit the Annual Compliance Questionnaire Supplement that begins on the following page.

Annual Compliance Questionnaire Supplement

Please answer the following questions accurately. CRMD may ask additional questions or request further explanations if you marked in shaded boxes.

Question		Yes	No
1.	Are you employed by any organizations other than SNAM?

2.	Are any members of your immediate family employed by a broker-dealer or a custodian that provides services to SNAM? If “yes”, please provide the name of the company.

3.

Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a broker-dealer or a custodian that provides services to SNAM? If “yes”, please provide the name of the company.

4.	Do any members of your immediate family have any other business or personal relationship with any U.S. Client of SNAM?

5.	Are any members of your immediate family employed by any U.S. government?

6.	Do you or any members of your immediate family serve as officers or directors of any organizations other than SNAM, that include private companies, public companies, or non-profit organization?

7.	Have you complied with SNAM’s requirements in “U.S. Regulatory Compliance Manual” regarding the disclosure and approval of outside business activities?

8.	Are you aware of any conflicts of interest that have not already been disclosed to the CRMD/CCO involving SNAM, you or your immediate family members, and any U.S. Client of SNAM?

9.	Are you aware of any potentially material, non-public information that you have not previously disclosed to the CRMD/CCO?

10.	In the past 10 years, have you been charged or convicted of or plead guilty or no contest in a domestic or foreign court to any felony, or any security or investment related crime?

New Employees should answer for the period since your employment with regard to following questions.

11.

During the past 12 months, have you reported all personal securities transactions and reportable accounts in accordance with SNAM’s reporting policies in “U.S. Regulatory Compliance Manual” and “Rules of Limitation of Self Trading”?

12.	During the past 12 months, have you reported gifts and entertainment in accordance with SNAM’s reporting policies in “U.S. Regulatory Compliance Manual” and “Code of Conduct”?

13.

During the past 12 months, have you traded securities on or improperly transmitted any material, non-public information, against policies and procedures of “U.S. Regulatory Compliance Manual” and “Rules of the Prevention of Dealings Based on Non-Public Information”?

14.	During the past 12 months, have you become aware of any violation of SNAM’s Code of Ethics that you did not disclose to the CRMD/CCO?

15.	Are you aware of any unreported identity theft, cyber security, or privacy issues that have arisen in the past 12 months?

16.	To the best of your knowledge, during the past 12 months, has SNAM and its employees (including yourself) complied with the SNAM’s written policies and procedures?

By signing below, I certify that I have responded to the questions set forth in this Annual Compliance Questionnaire completely and accurately.

Print Name:	Date:

Signature:

Trade Pre-clearance Form

Transaction Type: Buy / Sell

Security Name:

Security Type: Common Stock / Debt / Other (describe):

Symbol or Identifier:

Number of Shares / Principal Amount:

Broker / Custodian:

Does the transaction involve an IPO or private placement?

If you are seeking to invest in a private fund, describe the fund’s investment strategy.

Pre-clearance sought through (date):

By signing below, I certify and acknowledge the following:

1.              I have no Material Nonpublic Information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or Securities Laws.

2.              The proposed transaction does not limit a Client’s investment opportunities or disadvantage a Client in any way.

Signature (seal):	Date:

Print Name:

Internal Use Only

Reviewer:	Approved / Disapproved	Date:

Reasons Supporting Decision:

Quarterly Reporting Form: Transactions

For the Quarter Ended:

Date	Type (common stock, bond, etc.)	Security Name	Ticker or CUSIP	Buy / Sell	Number of Shares	Price	Principal Amount	Interest Rate / Maturity	Executed By (Broker- Dealer or Bank)

I certify that this form fully discloses all transactions of Reportable Securities in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities transactions of immediate family members living in the same household.

Signature (seal):	Print Name:	Date:

Deliver to the CRMD within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

Quarterly Reporting Form: New Accounts

For the Quarter Ended:

Name of Broker-Dealer or Bank	Account Title	Account Number	Date Account was Established

I certify that this form fully discloses all Securities accounts opened during the calendar quarter noted above in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities accounts of immediate family members living in the same household.

Signature (seal):	Print Name:	Date:

Deliver to the CRMD within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

Periodic Holdings Reporting Form: Accounts

Information is current as of:

Name of Broker-Dealer or Bank	Account Title	Account Number

•              I certify that this form fully discloses all of the Securities accounts in which I have a Beneficial Interest.

•              I certify that I have no Securities accounts which I should report.

I understand that I am presumed to have a Beneficial Interest in Securities accounts of immediate family members living in the same household.

Deliver to the CRMD within 10 days of becoming associated with SNAM, and by February 14th (May 15th in case of Automatic Investment Plan & DC Pension Plan) of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Periodic Holdings Reporting Form: Reportable Securities

Type (Common Stock, Bond, etc.)	Security Name	Ticker or CUSIP (As Applicable)	Number of Shares or Principal Amount (As Applicable)

I certify that this form fully discloses all Reportable Security holdings in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities holdings of immediate family members living in the same household.

Deliver to the CRMD within 10 days of becoming associated with SNAM, and by February 14th (May 15th in case of DC Pension Plan) of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Exempt Accounts Certification

To: the Chief Compliance Officer,

In accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Rule”), I am considered to be an “Access Person” of Sompo Japan Nipponkoa Asset Management Co., Ltd (“SNAM”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to SNAM. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

I have retained a trustee or third-party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Name	Relationship to Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

•                  I have no direct or indirect influence or control over the Accounts;

•                  If my control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

•                  I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of SNAM’s Chief Compliance Officer.

Access persons completing this certification on an annual basis, also acknowledge and certify the following:

•                  I did not direct or suggest any purchases or sales of specific securities for the Accounts during the period <Month YEAR to Month YEAR>;

•                  Any discussions with the Manager about my Accounts related to general guidelines involving my investment objectives, risk tolerance and investment timeline.

Name:

Signature (seal):

Date:

INSIDER TRADING

Risks

In developing these policies and procedures, SNAM considered the material risks associated with insider trading. This analysis includes risks such as:

•                  Employees place trades in personal and/or Client accounts based on Material Nonpublic Information;

•                  Employees pass Material Nonpublic Information on to others; and

•                  Employees are not aware of what constitutes Material Nonpublic Information; SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Employees are strictly forbidden from engaging in Insider Trading, either personally or on behalf of SNAM’s Clients. SNAM’s Insider Trading policies and procedures apply to all Employees, as well as any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Employee is an officer or director, as well as transactions by partnerships of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

Procedures for Recipients of Material Nonpublic Information

If an Employee has questions as to whether they are in possession of Material Nonpublic Information, they should inform the CRMD as soon as possible. The CRMD will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, an Employee:

•                  Must immediately report the potential receipt of Material Nonpublic Information to the CRMD;

•                  Must not trade the securities of any company about which they may possess Material Nonpublic Information, or derivatives related to the issuer in question;

•                  Must not share any potentially Material Nonpublic Information with anyone (other than CRMD), including their supervisor; and

•                  Must not conduct research, trading, or other investment activities regarding a security for which they may have Material Nonpublic Information until the CRMD dictates an appropriate course of action.

If the CRMD determines that the information is material and nonpublic, the CRMD will register certain securities which may be affected by such information to the OMS as “trade prohibited” and any trading plan by portfolio managers cannot be accepted by OMS until it is waived by CRMD. SNAM and its Employees will not place any trades in securities for which it has Material Nonpublic Information. Depending on the relevant facts and circumstances, the CRMD may also take some or all of the following steps:

•                  Review SNAM’s Insider Trading policies and procedures with the affected Employee(s);

•                  Acknowledgement of this Manual includes the understanding that the affected Employee(s) must not disclose the potentially Material Nonpublic Information to others, including colleagues;

•                  Require the affected Employee(s) to institute enhanced information security practices;

•                  Forbid other Employees from seeking to obtain the information; and

•                  Conduct key word searches of all Employees’ emails for the information in question.

Trading in affected securities may resume when the CRMD determines that the information has become public and/or immaterial. At such time, the CRMD will remove the registration of the securities from OMS.

Selective Disclosure

Non-public information about SNAM’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Employees must never disclose proposed or pending trades or other sensitive information to any third party without the prior approval of the CRMD. Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that SNAM owes to its Clients.

Relationships with Potential Insiders

SNAM’s Clients may possess Material Nonpublic Information. Access to such information could come as a result of, among other things:

•                  Being employed by an issuer (or sitting on the issuer’s board of directors);

•                  Working for an investment bank, consulting firm, supplier, or customer of an issuer;

•                  Meetings or idea dinners with investment bankers or other connected individuals;

•                  Personal relationships with connected individuals; and

•                  A spouse’s involvement in any of the preceding activities.

Individuals with access to Material Nonpublic Information may have an incentive to disclose the information to SNAM due to the potential for personal gain. Employees should be extremely cautious about investment recommendations, or information about issuers, that it receives from Clients. Employees should inquire about the basis for any such recommendations or information, and should consult with the

CRMD if there is any appearance that the recommendations or information are based on Material Nonpublic Information.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Securities Laws. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of SNAM and other market participants and trading counterparties. Employees should consult with the CRMD regarding questions about the appropriateness of any communications.

Communications with Public Company Insiders

Employees in the Equity Investment Department, that wish to communicate with public company insiders must:

•                  Only communicate with corporate executives and/or representatives of a company’s investor relations department. Any communications with other company insiders must be included in their schedule on the calendar prior to seeking research or other information from them..

•                  Schedule or coordinate all initial communications with corporate executives and/or with a representative of a company’s investor relations department or a broker-dealer. Once an initial communication that was scheduled or coordinated by a representative of a company’s investor relations department has taken place, subsequent communications may take place without the involvement of the company’s investor relations department in a manner permitted by that company’s policies and procedures..

•                  Ensure that all in-person meetings or including telephone conference with company insiders (whether pre-scheduled or not) are documented in a centralized log, calendar or other system to which the CCO has access. At a minimum, such documentation must record:

•                  The name of the company;

•                  The date and nature of the meeting including telephone conference;

•                  The names of the Employees that participated in the meeting including telephone conference;

•                  The names and titles of the company insiders that participated in the meeting including telephone conference; and

•                  A brief description of the matters discussed with sufficient detail to enable the CCO to make a determination as to whether Material Nonpublic Information was disclosed in the communication.

The CCO reserves the right to chaperone such meetings including telephone conference with company insiders at their discretion.

These procedures do not apply to:

•                  Communications of a personal nature between an Employee in the Equity Investment Department and a company insider with whom the Employees has a pre-existing personal relationship; or

•                  Communications that take place in a public forum or quasi-public forum; for example, on an earnings call or during a conference discussion at which attendance is not limited or exclusive

Obtaining Research from Political Participants

From time to time, SNAM may engage political lobbyists or political intelligence firms or communicate with certain Government Personnel in order to obtain general information to inform its portfolio management process. When doing so, Employees shall not seek or encourage disclosure of any information that is confidential to a federal or applicable state government, including any information about non-public decision making by such governments (“Confidential Government Information”).

Employees in the Equity Investment Department must register their schedule on the calendar prior to seeking research or other information from participants in nonpublic political processes, including lobbyists, political intelligence firms, and Government Personnel. The CCO may chaperone any meetings or telephone calls with the information provider.

Employees in the Equity Investment Department shall make a reasonable determination as to whether any information they receive from lobbyists, political intelligence firms, or Government Personnel constitutes Confidential Government Information. In the event that SNAM inadvertently receives Confidential Government Information, the CCO will determine what effect, if any, possession of the information has on SNAM’s investment strategy, and will take such remedial action as it determines necessary in order to prevent potential violations of applicable laws or regulations pertaining to the Confidential Government Information, including, but not li006Dited to, restricting trading in any relevant public company

What Information is Material?

Many types of information may be considered material, including, without limitation, advance knowledge of:

•                  Dividend or earnings announcements;

•                  Asset write-downs or write-offs;

•                  Additions to reserves for bad debts or contingent liabilities;

•                  Expansion or curtailment of company or major division operations;

•                  Merger, joint venture announcements;

•                  New product/service announcements;

•                  Discovery or research developments;

•                  Criminal, civil and government investigations and indictments;

•                  Pending labor disputes;

•                  Debt service or liquidity problems;

•                  Bankruptcy or insolvency;

•                  Tender offers and stock repurchase plans; and

•                  Recapitalization plans.

Information provided by a company could be material because of its expected effect on a particular class of securities, all of a company’s securities, the securities of another company, or the securities of several companies. The prohibition against misusing Material Nonpublic Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material. Advance notice of forthcoming secondary market transactions could also be material.

Employees should consult with the CRMD if there is any question as to whether nonpublic information is material.

What Information is Nonpublic?

Once information has been effectively distributed to the investing public, it is no longer nonpublic. However, the distribution of Material Nonpublic Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. The confirmation by an insider of unconfirmed rumors, even if the information in question was reported as rumors in a public form, may be nonpublic information. Examples of the ways in which nonpublic information might be transmitted include, but are not limited to:

•                  In person;

•                  In writing;

•                  By telephone;

•                  During a presentation;

•                  By email, instant messaging, or Bloomberg messaging, and any groupware such as Cybozu;

•                  By text message or through Twitter; or

•                  On a social networking site such as Facebook or LinkedIn.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Nonpublic Information. Employees should consult with the CRMD if there is any question as to whether material information is nonpublic.

GIFTS AND ENTERTAINMENT

Risks

In developing these policies and procedures, SNAM considered the risk that Employees would be improperly influenced by excessive gifts or entertainment. SNAM also considered the risk that Employees would try to use gifts or entertainment to exert improper influence on another individual or entity. SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM holds its Employees to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. The receipt or giving of any gift in the form of cash or cash equivalent is strictly prohibited.

Employees’ Receipt of Entertainment — Employees may participate in attending business meals, sporting events and other entertainment events at the expense of a business counterpart of SNAM, subject to the pre-clearance by the General Manager of CRMD. The General Manager of CRMD will generally approve to accept the said events unless its value together with gifts received from the same giver exceeds Yen 25,000 in annual per Employee.

The General Manager of CRMD will determine respectively whether it is appropriate if its value exceeds the said amount.

Employees’ Receipt of Gifts — Employees must report their acceptance of gifts with their estimated value to the General Manager of CRMD. The annual limit per Employee from a certain giver in a calendar year is Yen10,000, and the maximum acceptable value for each and every gift per Employee is Yen5,000. The General Manager of CRMD will instruct appropriate arrangement of such gifts that exceed any limit value.

SNAM’s Gift and Entertainment Giving Policy — SNAM and its Employees are prohibited from giving gifts or entertainment to Clients, US prospects and government officials of any countries.

Gifts and Entertainment given to any person, other than those identified as being prohibited in the prior sentence, that exceeds Yen25,000 per person, must be pre-cleared by CRMD.

Exemptions: The following are considered as de minimis values and not required to be reported.

•                  Meals less than Yen1,000 value per person, or ordinary business lunch.

•                  Lunch boxes, light meals or buffets provided at the seminars, conferences or corporate events that will have many attendees other than SNAM Employees.

•                  Gifts less than Yen1,000 value per person.

•                  Promotional items that clearly display the giver’s company logo.

•                  Ordinary gifts or courtesies given for infrequent life event (bereavement etc.) or corporate events.

Gifts and Entertainment Given to U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) Plan Fiduciaries - SNAM is prohibited from giving gifts or entertainment to any ERISA plan fiduciary. The fiduciary requirements under ERISA, generally apply with respect to U.S. private corporate sponsored employee benefit plans, including pension plans, profit sharing plans and 401(k) plans.

The CCO will monitor Employees’ provision and receipt of gifts and entertainment.

POLITICAL AND CHARITABLE CONTRIBUTIONS,(5)
 AND PUBLIC POSITIONS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with Employees’ political contributions. This analysis includes risks such as:

☐            Employees make political contributions that limit SNAM’s ability to attract or retain U.S. government-related Clients;

☐            SNAM hires or promotes an individual into a role that meets the definition of a “Covered Associate(6)” without considering the individual’s past political contributions;

☐            SNAM inadvertently violates “Pay-to-Play” Regulations, or other applicable Laws, because it is unaware of Employees’ political contributions, or of any solicitation or coordination of political contributions by others; and

☐            Past political contributions by new Employees limit SNAM’s ability to market in certain state or local jurisdictions.

Policies and Procedures

Political Contributions within the U.S.

Political contributions within the United States by SNAM, Employees and their spouses to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes is strictly prohibited. SNAM Employees and their spouses are prohibited from making any political contribution, whether directly or indirectly, to any incumbent, candidate or successful candidate for state or municipal office, including any state or local official campaigning for federal office.

The following procedures are to be observed with regard to any permissible political contribution in the Unites States (e.g., a contribution to an incumbent U.S. Presidential Candidate) made by SNAM Employees. All SNAM Employees and their spouses must submit an approval request to the CCO before making any political contribution. This includes any volunteering or donation of time, any charitable donations made at the request of an official or Government Entity, and any donation to a political entity.

(5) “contribution(s)” in this chapter is broadly defined to include gifts, loans, the payment of debts, and the provision of any other thing of value. The SEC’s enforcement staff has interpreted contributions to include substantive donations of an adviser’s communications networks and other resources.

(6) A “covered associate” of an adviser is defined to include (i) any general partner, Portfolio Manager or executive officer, or other individual with a similar status or function, (ii) any Employee that solicits a Government Entity for the adviser, as well as any direct or indirect supervisor of that Employee, and (iii) any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

For contributions which are approved, details of the contribution (e.g., date, amount, recipient) must be provided to the CCO within 48 hours after such contribution is actually made. The fact that a political contribution is approved or denied is confidential and should not be discussed by the person seeking approval with anyone inside or outside of SNAM.

Charitable Donations within the U.S.

Donations by SNAM or Employees to charities with the intention of influencing such charities to become Clients are strictly prohibited.

Public Office in the U.S.

Employees must obtain written pre-approval from the CCO prior to running for any public office in the United States.

COMPLAINTS

Risks

In developing these policies and procedures, SNAM considered the material risks associated with its response to Client complaints. This analysis includes risks such as:

☐            Complaints are not addressed appropriately or in a timely manner; and

☐            SNAM does not document Client complaints, or its response to such complaints. SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Any statement transmitted orally, in a letter, by fax, by email, or otherwise, that alleges specific inappropriate conduct by SNAM is a complaint. While observations about market conditions or an account’s performance may not be complaints, Employees should consult with the CRMD if there is any question as to whether a communication is a complaint.

All Employees must promptly report any complaints to the CRMD. Failure to report a complaint will be cause for corrective action, up to and including dismissal. Employees receiving an oral complaint should document the complaint, and should submit the completed written documentation when reporting the complaint.

The CRMD will investigate and respond to all Client complaints in a timely manner. The CRMD will prepare a written completion report upon SNAM addressing the complaint fully. The report should explain the complaint in detail and steps taken as a result of the complaint to help mitigate potential future complaints. Additionally, the report should contain copies of any documentation associated with the complaint.

OUTSIDE BUSINESS ACTIVITIES

Risks

In developing these policies and procedures, SNAM considered the risks related to employee relationships with outside organizations, including potential conflicts of interest and access to Material Nonpublic Information. SNAM also considered the risks posed by Employees’ past business relationships. SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

Employees are prohibited from engaging in outside business activities, serving on boards of directors, making investment decisions on behalf of non-Clients other than as reported pursuant to the Personal Securities Transactions policies and procedures without approval of the CCO, with consultation of the CRMD. Employees are expected to disclose any Outside Business Activities in the Annual Compliance Questionnaire Supplement. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Outside activities will be approved only if any conflict of interest issues can be satisfactorily mitigated or resolved. Any outside activity that is approved by the CCO must be reported to the senior managements.

No Employee may utilize property of SNAM, or utilize the services of SNAM or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

An Employee may not participate in any business opportunity that comes to his or her attention as a result of his or her association with SNAM and in which he or she knows that SNAM might be expected to participate or have an interest, without:

☐            Disclosing in writing all necessary facts to the CCO;

☐            Offering the particular opportunity to SNAM; and

☐            Obtaining written authorization to participate from the CCO.

Any personal or family interest in any of SNAM’s business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by SNAM may benefit that Employee or a family member, either directly or indirectly, then the Employee must immediately disclose this possibility to the CCO.

No Employee may borrow from or become indebted to any person, business or company having business dealings or a relationship with SNAM, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use SNAM’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

An Employee who is granted approval to engage in an outside business activity must not transmit Material Nonpublic Information between SNAM and the outside entity. If participation in the outside business activity results in the Employee’s receipt of Material Nonpublic Information that could reasonably be viewed as relevant to SNAM’s business activities, the Employee must discuss the scope and nature of the information flow with the CCO. Similarly, if an Employee receives approval to engage in an outside business activity and subsequently becomes aware of any conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

DUTY TO SUPERVISE

Risks

In developing these policies and procedures, SNAM considered numerous risks associated with its duty to supervise. This analysis includes risks such as:

☐            Employees engage in activities that violate SNAM’s internal policies and procedures;

☐            Employees’ activities are not adequately monitored;

☐            Employees conduct business in languages that SNAM’s compliance professionals and supervisors do not understand;

☐            As a result of its ownership and/or operational structure, SNAM does not establish an adequate separation of functions; and

☐            Employees working from locations other than SNAM’s headquarters are not subject to adequate supervision.

SNAM has established the following guidelines to mitigate these risks.

Policies and Procedures

SNAM’s management recognizes its duty to supervise the actions of its Employees. Compliance with the policies and procedures contained in this Manual assists SNAM’s management in fulfilling its supervisory obligations. The policies and procedures included in this Manual are intended to prevent and detect violations of applicable Laws, rules and Regulations by Employees. As appropriate, this Manual identifies the individuals who have supervisory authority over SNAM’s various activities.

All Employees must comply with the letter, and the spirit, of this Manual. Employees are expected to use good judgment, and to report any suspected violations of SNAM’s policies and procedures or the Securities Laws to their supervisor and/or the CRMD, as appropriate. SNAM’s management will include the CCO and CRMD in the resolution of any issues that may involve a violation of the Securities Laws or a weakness in SNAM’s compliance program.

Nothing in this Manual is intended to impede any employee’s right to, in good faith, report any suspected violation of applicable securities laws to the proper regulatory authority.

Supervisory Responsibilities

SNAM’s Employees may have explicitly defined supervisory responsibilities because of a position or title, and/or de facto supervisory responsibilities because of activities, roles, abilities, or operational authority within the Company. All Employees with supervisory authority have affirmative duties to:

☐            Ensure that SNAM’s practices are consistent with the Company’s written policies and procedures, and are not inconsistent with disclosures to Clients;

☐            Effectively monitor Employees over whom they have supervisory authority;

☐            Ensure that SNAM responds appropriately and in a timely manner to any actual or suspected wrongdoing, undisclosed conflicts of interest, ineffective internal controls or other compliance risks; and

☐            Ensure that SNAM maintains appropriate oversight of representative offices (New York, London and Hong Kong) to make certain that remote employee activities are consistent with the Company’s written policies and procedures.

Escalating Perceived Risks

Employees are generally expected to discuss any perceived risks, or concerns about SNAM’s business practices, with their supervisor. Supervisors should act prudently and exercise good judgment when determining an appropriate response to any reported risks or concerns. The CCO should be informed of any potentially serious risks, material weaknesses in internal controls, or inappropriate business practices.

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM

Risks

In developing these policies and procedures that are required by Rule 206(4)-7 under the Advisers Act, SNAM considered numerous risks associated with the maintenance and review of its compliance program. This analysis includes risks such as:

•                  The Advisers Act or the rules thereunder impose obligations on SNAM that are not reflected in the Company’s written policies and procedures;

•                  SNAM’s policies and procedures are not tailored to reflect the Company’s operations or compliance risks;

•                  SNAM fails to conduct an annual review of its compliance program; and

•                  SNAM’s CCO lacks the knowledge or authority to effectively administer the Company’s compliance program.

SNAM has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

The Code of Ethics and the Manual

SNAM has adopted this Manual, which includes the Code of Ethics, in order to reflect the Company’s obligations under the Securities Laws, including the Advisers Act and associated rules. The CCO is responsible for maintaining the Manual; Employees should notify the CCO immediately if the Manual does not address a material compliance risk or is inconsistent with SNAM’s practices. Employees are prohibited from modifying the Manual without the CCO’s written approval.

Annual Compliance Reviews

The CCO oversees a comprehensive annual review of SNAM’s compliance program. This review incorporates any compliance matters that arose during the preceding year, any substantive changes in SNAM’s business activities, and any applicable regulatory developments. During each annual review, the CCO oversees the evaluation, and testing of the implementation of, SNAM’s written policies and procedures. Following each review, a written report is prepared by the CRMD that identifies any meaningful findings and any actions taken to address them. This report should be submitted to the board of the director’s meeting by the CCO.

Ongoing Monitoring and Forensic Testing

SNAM’s CCO and the CRMD will monitor and periodically test Employees’ compliance with the Company’s policies and procedures. In addition to contemporaneous monitoring of individual transactions and other activities, the CRMD and other managers periodically analyze SNAM’s books and records to detect patterns that may be indicative of compliance breaches.

Training

SNAM’s CRMD will review applicable compliance policies and procedures with all new Employees. The CRMD will also oversee compliance training with Employees as necessary.

The CCO

Toyomi Ohnuma serves as SNAM’s CCO. The CCO reports directly to the President, and has full authority to implement SNAM’s compliance program. Employees should notify the CCO or SNAM’s Compliance Hotline immediately if SNAM appears to have failed to identify or appropriately address any compliance issue. Although the CCO has ultimate responsibility for SNAM’s compliance program and its implementation; the CCO will designate much of the day-to-day oversight and monitoring of SNAM’s compliance program to the CRMD. The CRMD and the CCO routinely consult regarding issues related to SNAM’s compliance program.

The CCO is familiar with SNAM’s obligations under the Securities Laws, including the Advisers Act and rules